PRICING SUPPLEMENT NO. 109                                      Rule 424 (b)(3)
DATED: June 3, 1998                                          File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                   $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes       Book Entry Notes
$10,000,000                   [x]                       [x]

Original Issue Date:          Fixed Rate Notes          Certificated Notes
June 4, 1998                  [_]                       [_]


Maturity Date:                CUSIP#: 073928 CV 3
June 4, 1999

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:



                                               Optional           Optional
                         Redemption            Repayment          Repayment
Redeemable On            Price(s)              Date(s)            Price(s)
-------------            -----------           ----------         -----------

N/A                      N/A                   N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.62625%

Index Maturity:  One Month

Spread (plus or minus): -0.03%

-----------------
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*        The 4th of each month.

**       The 4th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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